CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of Causeway Capital Management Trust.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
October 30, 2020